UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2020

SUNWORKS, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-36868	01-0592299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Winding Creek Road, Suite 100 Roseville, CA	95678
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	SUNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

Supplemental Disclosures to the Proxy Statement/Prospectus

As previously announced, on August 10, 2020, Sunworks, Inc., a Delaware corporation (“Sunworks”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Peck Company Holdings, Inc., a Delaware corporation (“Peck”), and Peck Mercury, Inc., a Delaware corporation and direct wholly owned subsidiary of Peck (“Merger Sub”), pursuant to which Merger Sub will merge with and into Sunworks, with Sunworks continuing as the surviving corporation (the “Merger”).

This Current Report on Form 8-K (this “Form 8-K”) is being filed to update and supplement the Joint Proxy Statement/Prospectus (the “Joint Proxy Statement/Prospectus”) (1) included in the Registration Statement on Amendment No. 1 to Form S-4, File No. 333-249183 (the “Registration Statement”), filed by Peck with the Securities and Exchange Commission (the “SEC”) on October 14, 2020 and declared effective by the SEC on October 15, 2020, (2) filed by Peck with the SEC as a prospectus on October 15, 2020, (3) filed by Sunworks with the SEC as a definitive proxy statement on Schedule 14A on October 15, 2020, and (4) mailed by Sunworks to its stockholders commencing on October 15, 2020. The information contained in this Form 8-K is incorporated by reference into the Joint Proxy Statement/Prospectus. Terms used in this Form 8-K, but not otherwise defined, shall have the meanings ascribed to such terms in the Joint Proxy Statement/Prospectus.

Following the announcement of the Merger Agreement and as of the date of this Form 8-K, eight lawsuits have been filed by alleged stockholders of Sunworks challenging the Merger.

Peck, Sunworks and the other named defendants deny that they have violated any laws or breached any duties to Peck’s or Sunworks’ stockholders and believe that these lawsuits are without merit and that no supplemental disclosure is required to the Joint Proxy Statement/Prospectus under any applicable law, rule or regulation. However, solely to eliminate the burden and expense of litigation and to avoid any possible disruption to the Merger that could result from further litigation, Peck and Sunworks are providing the supplemental disclosures set forth in this Form 8-K. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

If you have not already submitted a proxy for use at the Sunworks virtual special meeting, you are urged to do so promptly. This Form 8-K does not affect the validity of any proxy card or voting instructions that Sunworks stockholders may have previously received or delivered. No action is required by any Sunworks stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

Supplemental Disclosures

The following supplemental disclosures should be read in conjunction with the Joint Proxy Statement/Prospectus, which should be read in its entirety. To the extent that information in the supplemental disclosures differs from or updates information contained in the Joint Proxy Statement/Prospectus, the information in the supplemental disclosures shall supersede or supplement the information in the Joint Proxy Statement/Prospectus. Defined terms used but not defined in the supplemental disclosures have the meanings set forth in the Joint Proxy Statement/Prospectus. Paragraph and page references used herein refer to the Joint Proxy Statement/Prospectus before any additions or deletions resulting from the supplemental disclosures. The supplemental disclosures speak only as of the date on which the information contained therein was prepared and provided to the Board of Directors of Sunworks (the “Sunworks Board”) in connection with, and at the time of, the Sunworks Board’s evaluation of the Merger (including with respect to any forecasts, projections, or other forward-looking statements contained in the supplemental disclosures with respect to Sunworks), and no such information has been updated or otherwise revised to reflect subsequent events since such date. The inclusion of financial projections in the Joint Proxy Statement/Prospectus (the “Projections”) should not be regarded as an indication that any of Sunworks or its respective affiliates, advisors or representatives considered such Projections to be predictive of actual future events, and the Projections should not be relied upon as such. The Projections constitute forward-looking statements and no assurances can be given that the assumptions made in preparing such Projections will accurately reflect future conditions. Accordingly, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. None of Sunworks or its respective affiliates, advisors, officers, directors, partners or representatives undertake any obligation to update or otherwise revise or reconcile these Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error, in each case, except as may be required under applicable law. Sunworks advised the recipients of the Projections that its internal financial forecasts upon which the Projections were based are subjective in many respects. While presented with numerical specificity, the Projections were based on numerous variables and assumptions known to Sunworks at the time of their preparation. These variables and assumptions are inherently uncertain and many are beyond the control of Sunworks. Unless stated otherwise, the revised text in the supplemental disclosures is underlined to highlight the supplemental information being disclosed.

1.	The following disclosure replaces the second and third full paragraphs on page 17 of the Joint Proxy Statement/Prospectus. The modified text is underlined below:

Litigation Relating to the Merger (page 161)

On October 12, 2020, a putative class action complaint was filed in the Court of Chancery in the State of Delaware by a purported stockholder of Sunworks regarding the Merger against each of the members of the Sunworks Board (the “First Complaint”). On October 15, 2020, a second complaint was filed in the United States District Court in the District of Delaware by a purported stockholder of Sunworks regarding the Merger against Sunworks, Peck, Merger Sub and each of the members of the Sunworks Board (the “Second Complaint”). On October 19, 2020, a third complaint was filed in the United States District Court in the Southern District of New York by a purported stockholder of Sunworks regarding the Merger against Sunworks and each of the members of the Sunworks Board (the “Third Complaint”). On October 20, 2020, a fourth complaint was filed in the United States District Court in the Southern District of New York by a purported stockholder of Sunworks regarding the Merger against Sunworks and each of the members of the Sunworks Board (the “Fourth Complaint”). On October 21, 2020, a fifth complaint was filed in the United States District Court in the District of New Jersey by a purported stockholder of Sunworks regarding the Merger against Sunworks and each of the members of the Sunworks Board (the “Fifth Complaint”). On October 22, 2020, a sixth complaint was filed in the United States District Court in the Eastern District of California by a purported stockholder of Sunworks regarding the Merger against Sunworks, Peck, Merger Sub, and each of the members of the Sunworks Board (the “Sixth Complaint”). On October 23, 2020, a seventh complaint was filed in the United States District Court in the Eastern District of California by a purported stockholder of Sunworks regarding the Merger against Sunworks and each of the members of the Sunworks Board (the “Seventh Complaint”). On October 23, 2020, an eighth complaint was filed in the United States District Court in the Northern District of California by a purported stockholder of Sunworks regarding the Merger against Sunworks and each of the members of the Sunworks Board (the “Eighth Complaint” and together with the First, Second, Third, Fourth, Fifth, Sixth, and Seventh Complaints, the “Complaints”).

The First and Sixth Complaints contend, among other things, that (i) the consideration to be paid to Sunworks stockholders pursuant to the Merger is inadequate and (ii) the Registration Statement on Form S-4 filed with the Commission by Peck on October 1, 2020, and serving as the preliminary Joint Proxy Statement/Prospectus (the “Original S-4”), contained materially incomplete and misleading information regarding the Merger. The First Complaint further alleges that in facilitating the Merger for the alleged inadequate consideration and the dissemination of the preliminary Joint Proxy Statement/Prospectus, each member of the Sunworks Board breached his or her fiduciary duties. The Second Complaint contends, among other things, that the Original S-4 omits material information regarding the Merger, rendering it false and misleading. The Third, Fourth, Fifth, Sixth, Seventh, and Eighth Complaints contend, among other things, that the definitive proxy statement on Schedule 14A, filed with the Commission by Sunworks on October 15, 2020 (the “Proxy Statement”), omits material information regarding the Merger, rendering it false and misleading.

Each of the Complaints seeks injunctive relief and an award of plaintiff’s costs, including reasonable attorneys’ fees and experts’ fees, and other remedies.

For a more detailed description of litigation in connection with the Merger, see the section entitled “The Merger—Litigation Relating to the Merger” beginning on page 161 of this Joint Proxy Statement/Prospectus.

2.	The following disclosure replaces the paragraph beginning at the end of page 131 and continuing onto page 132 of the Joint Proxy Statement/Prospectus. The modified text is underlined below:

Opinion of Sunworks’ Financial Advisor

Sunworks retained Holthouse Carlin & Van Trigt LLP (“HCVT”) to act as its financial advisor in connection with the proposed Merger. HCVT is a nationally recognized advisory firm which is engaged in the valuation of businesses and securities in connection with mergers and acquisitions and valuations for corporate and other purposes. Sunworks selected HCVT to act as Sunworks’ financial advisor in connection with the Merger on the basis of HCVT’s experience in transactions similar to the Merger and its reputation in the investment community. Sunworks first initiated conversations regarding engaging HCVT on March 20, 2020. Sunworks subsequently engaged HCVT to conduct a quality of earnings analysis of Peck on July 6, 2020 and further engaged HCVT to render an opinion regarding whether the Exchange Ratio is fair to the Sunworks’ stockholders from a financial point of view on July 20, 2020. HCVT had no previous working relationships with Sunworks prior to these two engagements.

3.	The following table replaces the table on page 137 of the Joint Proxy Statement/Prospectus. The modified text is underlined below:

		Market Value	Enterprise
	Per Share	of Equity(3)	Value(4)	Enterprise Value /
Selected Public Companies(1)	Price(2)	($ in millions)	($ in millions)	Revenue	EBITDA		Backlog
Ameresco, Inc.	$30.00	$1,463	$2,182	2.29x	22.6	x	2.14	x
Argan, Inc.	43.77	685	325	1.20x	NMF		0.25	x
Canadian Solar Inc.	23.77	1,428	2,699	0.85x	5.5	x	NA
First Solar, Inc.	65.73	7,013	5,931	1.98x	11.1	x	NA
Gibraltar Industries, Inc.	61.07	1,996	1,899	1.74x	14.1	x	8.71	x
IES Holdings, Inc.	24.10	505	494	NMF	NMF		0.84	x
Infrastructure and Energy Alts, Inc.	4.06	91	488	0.30x	4.0	x	0.24	x
Quanta Services, Inc.	42.78	5,988	7,131	0.61x	8.4	x	0.48	x
ReneSola Ltd	1.63	78	224	1.65x	18.1	x	NA
Solar Integrated Roofing Corp	0.04	13	15	NMF	NMF		NA
SPI Energy Co., Ltd.	1.59	88	110	NMF	NMF		NA
Sunnova Energy International Inc.*	27.50	2,450	4,316	30.21x	NMF		3.32	x
SunPower Corporation	11.50	2,049	2,739	1.46x	27.3	x	4.81	x
Sunrun Inc.*	46.40	5,583	9,042	10.55x	NMF		1.39	x
The Peck Company Holdings, Inc.	4.52	24	32	NMF	NMF		1.08	x
Vivo Power International PLC	1.87	26	43	NMF	NMF		NA

*Outliers excluded from summary data

NA = Not Available; NMF = No Meaningful Figure; projections per analysts’ estimates or actuals, if available

Note: On July 6, 2020, Sunrun Inc. entered into a definitive agreement to acquire Vivint Solar, Inc. for $3.3 billion.

Note: Ameresco, Inc., Sunnova Energy International, Inc., Gibralter Industries, Inc., SunPower Corporation and Vivint Solar Inc. reported Q2’2020 results on August 4-5, 2020, and therefore the figures above reflect actual Q2’2020 results.

1	No company used in this analysis for comparative purposes is identical to Sunworks.
2	Based on closing prices as of August 5, 2020.
3	Based on reported fully-diluted shares outstanding.
4	Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.

4.	The following table replaces the first table on page 138 of the Joint Proxy Statement/Prospectus. The modified text is underlined below:

Selected Public Companies Analysis	Enterprise Value /
	Revenue		EBITDA		Backlog
High	2.29	x	27.3	x	4.81	x
Mean	1.34	x	13.9	x	1.62	x
Median	1.46	x	12.6	x	1.08	x
Low	0.30	x	4.0	x	0.24	x

5.	The following table replaces the second table on page 138 of the Joint Proxy Statement/Prospectus. The modified text is underlined below:

	Per Share Price	Market Value of Equity ($ in millions)	Enterprise Value ($ in millions)	Enterprise Value /
				Revenue	EBITDA	Backlog
Sunworks, Inc. (Implied Multiples)*	$1.38	$23	$21	0.39x	NMF	0.58x

*	Implied multiples based on market capitalization plus net debt as of the most recent public filing (Q1’2020) relative to non-public actual financials for the latest twelve months ended Q2’2020.

6.	The following disclosure replaces the second to last paragraph on page 138 of the Joint Proxy Statement/Prospectus. The modified text is underlined below:

Based on the selected public companies analysis performed by HCVT described above, it derived a range of multiples of 0.20x to 0.25x based on the (i) enterprise value to projected revenue multiples based on the last 12 months ended June 30, 2020 and (ii) enterprise value to reported backlog multiples as of the last reported backlog date, respectively. The derived range of multiples gives consideration to size, profitability, industry segment, intellectual property and other factors of comparable companies. Using these various factors, HCVT concluded that Selected Public Companies with lower revenue and backlog multiples were more comparable to Sunworks than Selected Public Companies with higher revenue and backlog multiples. Based on the foregoing analysis, HCVT derived implied per share reference ranges from its selected public companies analysis of (x) $0.72 to $0.87 per share, based on the projected revenue multiples and (y) $0.54 to $0.65 per share, based on the latest backlog multiples. The foregoing analysis indicated that the implied per share consideration range derived by HCVT (as further described in the Section titled “Implied Range of Per Share Consideration”) was greater than the implied per share reference range indicated by the backlog multiples of the Selected Public Companies and within the implied per share reference range indicated by the projected revenue multiples of the Selected Public Companies.

7.	The following table replaces the table on page 139 of the Joint Proxy Statement/Prospectus. The modified text is underlined below:

Transaction Value(1) /
Announced	Target	Acquiror	Revenue	EBITDA
07/06/2020	Vivint Solar, Inc.* (NYSE:VSLR)	Sunrun Inc. (NasdaqGS:RUN)	8.05x	(29.9)x
08/06/2019	Gruppo Green Power S.p.A. (BIT:GGP)	Alperia S.p.A.	0.63x	19.7x
02/27/2019	The Peck Company, Inc.	Jensyn Acquisition Corp. (NasdaqCM:JSYN)	1.13x	9.1x
12/17/2018	Sunden Co., Ltd.	Recomm Co., Ltd. (JASDAQ:3323)	0.44x	NA
08/23/2018	SolarBOS, Inc.	Gibraltar Industries, Inc. (NasdaqGS:ROCK)	0.42x	NA
12/04/2017	NAPEC Inc.	Oaktree Capital Management, L.P.	0.74x	9.8x
08/19/2016	Voltalia Portugal, S.A.	Voltalia SA (ENXTPA:VLTSA)	0.06x	4.3x
06/21/2016	Tesla Energy Operations, Inc.*	Tesla, Inc. (NasdaqGS:TSLA)	11.90x	(11.7)x
5/6/2016(2)	Commonwealth Dynamics, Inc.	Beroa Corporation LLC	0.12x	NA
03/07/2016	Service Experts LLC	Enercare Solutions Inc.	0.78x	NA
02/24/2016	PowerSecure International, Inc.	The Southern Company (NYSE:SO)	0.96x	18.7x

* Outliers and negative multiples excluded from summary data

NA = Not Available; NMF = No Meaningful Figure; EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Note: Transactions study based on announced and completed, controlling interest acquisitions greater than $1.0 million.

Note: Transactions with announcements dates between 2016 and the Opinion Reference Date for which purchase price multiples were available were considered.

Note: Target companies were required to have SIC codes of 15, 16, 36, 49 or 50.

Note: No transaction used in this analysis for comparative purposes is identical to the Merger.

Note: Based on reported metric for the most recent LTM period prior to the announcement of the transaction.

(1)	Transaction value refers to the implied enterprise value of target company, based on the announced transaction equity price and other public information available at the time of the announcement.
(2)	Purchase consideration includes an earnout of $3.9 million.

Sources: Capital IQ, public filings, earnings transcripts, and “heard-on-the-street.”

8.	The following disclosure replaces the paragraph beginning at the end of page 139 and continuing onto page 140 and the first full paragraph of page 140 of the Joint Proxy Statement/Prospectus. The modified text is underlined below:

Based on the selected precedent M&A transactions analysis performed by HCVT described above, it derived a range of multiples of 0.15x to 0.20x based on the transaction value to revenue multiples based on the most recent 12 month period prior to the announcement of the Merger. HCVT used the foregoing range of multiples based on its professional judgement giving consideration to a number of quantitative and qualitative factors, including size, profitability, industry segment, intellectual property and other factors of comparable companies. Using these various factors HCVT concluded that selected precedent M&A transactions with lower revenue multiples were more comparable to Sunworks than transactions with higher revenue multiples. Based on the foregoing analysis, HCVT derived an implied per share reference range from its selected precedent M&A transactions analysis of $0.60 to $0.76 per share. The foregoing analysis indicated that the implied per share transaction range derived by HCVT (as further described in the Section titled “Implied Range of Per Share Consideration”) was within the implied per share reference range indicated by the selected precedent M&A transactions analysis.

Discounted Cash Flow Analysis. Using internal financial projections (and adjustments thereto), prepared by the management of Sunworks and provided to HCVT, for fiscal years ending 2020 through 2025, HCVT performed an illustrative discounted cash flow analysis on Sunworks. Using a discount rate of 12.0%, which reflects estimates of Sunworks’ weighted average cost of capital, HCVT discounted to present value as of August 7, 2020 (i) estimates of projected net unlevered cash flow of Sunworks from 2020 to 2025 of approximately $7,667,000, and (ii) applied an EBITDA exit multiple of 4.5x to Sunworks’ projected EBITDA for 2025 to arrive at a terminal value of approximately $12,146,000. Based on the foregoing illustrative analysis, and by applying discount rates ranging from 11.0% to 13.0%, derived based on an analysis of the Selected Public Companies, including Sunworks and Peck, reviewing various metrics of the Selected Public Companies against the Company’s, including weighted average cost of capital, and an EBITDA exit multiple ranging from 4.0x to 5.0x, which gives consideration to the enterprise value to projected EBITDA multiples based on the last 12 months ended June 30, 2020 in the case of the Selected Public Companies (using similar factors as referenced in the Selected Public Companies Analysis and Selected Precedent M&A Transactions Analysis with regards to such comparable companies), and transaction value to EBITDA in the case of the M&A transactions, HCVT derived the following range of enterprise values reflected in the table below:

		EBITDA Exit Multiple

		4.00	x	4.50	x	5.00	x
Discount Rate	11.0%	$11,678		$12,446		$13,214
	12.0%	$11,239		$11,971		$12,703
	13.0%	$10,823		$11,520		$12,218

($ in thousands)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Sources: Projections through 2025 per management of Sunworks.

9.	The following disclosure replaces the fourth paragraph on page 141 of the Joint Proxy Statement/Prospectus. The modified text is underlined below:

Pursuant to the terms of the engagement letter between HCVT and Sunworks dated July 20, 2020, Sunworks agreed to pay HCVT a flat fee of $75,000 for the services provided in connection with rendering the services contemplated thereunder, $30,000 of which was paid upon HCVT’s engagement, and the remainder of which was paid in connection with HCVT’s delivery of its opinion. During the term of the engagement, HCVT indicated that additional work relating to changes in the exchange ratio dictated that a higher fee was necessary. In response, Sunworks agreed to increase the fee by $15,000. Therefore, an aggregate fee of $90,000 was paid by Sunworks to HCVT in connection with the Merger and delivery of HCVT’s opinion. No portion of any fees paid to HCVT is conditioned upon closing of the Merger.

In addition to the fees paid to HCVT related to HCVT providing its opinion regarding the Exchange Ratio, pursuant to the engagement letter between HCVT and Sunworks dated July 6, 2020, Sunworks paid another division of HCVT a flat fee of $30,000 for performing a quality of earnings analysis on Peck for Sunworks.

Sunworks has agreed to pay additional fees at HCVT’s standard hourly rates for any time incurred should HCVT be called upon to support its findings subsequent to the delivery of the opinion and/or assist in the preparation or review of relevant sections of SEC disclosures, proxy materials, information statements or other documents associated with the Merger. Sunworks has also agreed to pay HCVT for its time and reimburse HCVT for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify HCVT against certain liabilities arising out of HCVT’s engagement and the Merger. HCVT currently anticipates the payment to HCVT for its time and reimbursement of its expenses to be an aggregate of approximately $30,000.

10.	The following disclosure replaces the sections entitled “Membership on the Peck Board and Possible Continued Employment of Sunworks Officers Following the Merger” and “Payoff of Existing Indebtedness” on page 143 of the Joint Proxy Statement/Prospectus. The modified text is underlined below:

Membership on the Peck Board and Possible Continued Employment of Sunworks Officers Following the Merger

At the completion of the Merger, the Peck Board will be expanded to add three directors who will be designated by Sunworks’ Board, which is expected to include Daniel Gross, Rhone Resch and Judith Hall. As of the date of the Merger Agreement, none of the members of the Sunworks’ Board had engaged in discussions with Peck concerning service as a member of the Peck Board following the Merger, and the Sunworks Board had not determined which Sunworks’ Board members would serve on the Peck Board. No final determinations have been made regarding which Sunworks’ Board members will serve on the Peck Board. In addition, it is possible that certain officers of Sunworks may continue their employment with Peck after the Merger. After receipt of the initial term sheet from Peck on May 27, 2020 reflecting that Jeff Peck would remain as CEO and Chairman following the Merger, Mr. Cargile sought and obtained an offer for an executive position on June 25, 2020 from another company, resulting in his resignation as CEO of Sunworks on August 21, 2020 and his execution of an employment agreement with that other company on August 24, 2020. Mr. Cargile remained the Chairman of the Board for Sunworks and since his resignation as CEO, Mr. Cargile has served as consultant to Sunworks, but he will not continue as an officer, director, or consultant of Peck or Sunworks following the Merger. Mr. Cargile’s brother, Wade Cargile, is an employee of Sunworks; as of the date of the Merger Agreement, Wade Cargile had not negotiated or received an offer of continued employment for Peck following the Merger. Paul McDonnel, the Interim Chief Financial Officer of Sunworks, has not engaged in any discussions with Peck regarding his employment or employment terms following the Merger. Mr. Cargile and Mr. McDonnel were the only executive officers of Sunworks as of the date of the Merger Agreement, and Mr. McDonnel is currently the only executive officer of Sunworks. Other officers of Sunworks may continue employment following the Merger, but terms of their continued employment were not discussed prior to the date of the Merger Agreement.

Payoff of Existing Indebtedness

Pursuant to that certain Loan Agreement, dated April 27, 2018, by and among Sunworks and certain lenders listed therein, as subsequently amended, Sunworks issued the Sunworks Subordinated Notes in an aggregate principal amount of $750,000 to Sunworks’ Chief Executive Officer and Sunworks’ Vice President of Commercial Operations. In connection with the closing of the Merger, all amounts owed under the Sunworks Subordinated Notes will be repaid in full to Sunworks’ Chief Executive Officer and Sunworks’ Vice President of Commercial Operations.

The Sunworks Subordinated Notes are otherwise due and payable on January 21, 2021. The Sunworks Board evaluated the Sunworks CEO’s interest in the Sunworks Subordinated Notes and concluded that such interest did not impair the Sunworks CEO’s independence as a Sunworks Board member in connection with the Merger because the Sunworks Subordinated Notes would become due, and would be paid regardless of whether the Merger is consummated, in just a short time on January 21, 2021.

11.	The following disclosure replaces the first three paragraphs on page 161 of the Joint Proxy Statement/Prospectus. The modified text is underlined below:

Litigation Relating to the Merger

On October 12, 2020, the First Complaint was filed by a purported stockholder of Sunworks regarding the Merger. The First Complaint (captioned Vieyra v. Cargile, et al., Case No. 2020-0882 (State of Delaware, Chancery Court)) was filed in the Court of Chancery in the State of Delaware by purported stockholders of Sunworks challenging the Merger. The First Complaint names, as defendants, each of the members of the Sunworks Board (collectively, the “Vieyra Defendants”). The First Complaint asserts that the Vieyra Defendants breached their fiduciary duties owed by the Vieyra Defendants to the public stockholders of Sunworks. The plaintiff alleges that (i) the consideration to be received by the stockholders of Sunworks pursuant to the Merger is inadequate and (ii) the Original S-4 contained materially incomplete and misleading information regarding the Merger.

On October 15, 2020, the Second Complaint was filed by a purported stockholder of Sunworks regarding the Merger against Sunworks, Peck, Merger Sub and each of the members of the Sunworks Board. The Second Complaint (captioned Feliciano v. Sunworks, Inc., et al., Case No. 1:20-cv-01388-UNA (United States District Court, District of Delaware)) was filed in the United States District Court in the District of Delaware by a purported stockholder of Sunworks challenging the Merger. The Second Complaint names, as defendants, Sunworks, Peck, Merger Sub and each of the members of the Sunworks Board (collectively, the “Feliciano Defendants”). The plaintiff in the Second Complaint alleges that the Original S-4 omits material information regarding the Merger, rendering it false and misleading, and that the Feliciano Defendants violated the federal securities laws by disseminating the Original S-4.

On October 19, 2020, the Third Complaint was filed by a purported stockholder of Sunworks regarding the Merger against Sunworks and each of the members of the Sunworks Board. The Third Complaint (captioned Morgan v. Sunworks, Inc., et al., Case 1:20-cv-08702 (United States District Court, Southern District of New York)) was filed in the United States District Court in the Southern District of New York by a purported stockholder of Sunworks challenging the Merger. The Third Complaint names, as defendants, Sunworks and each of the members of the Sunworks Board (collectively, the “Morgan Defendants”). Similar to Feliciano, the plaintiff in the Third Complaint alleges that the Proxy Statement omits material information regarding the Merger, rendering it false and misleading, and that the Morgan Defendants violated the federal securities laws by disseminating the Proxy Statement.

On October 20, 2020, the Fourth Complaint was filed by a purported stockholder of Sunworks regarding the Merger against Sunworks and each of the members of the Sunworks Board. The Fourth Complaint (amended on October 21, 2020 and captioned Golanoski v. Sunworks, Inc., et al., Case 1:20-cv-08732 (United States District Court, Southern District of New York)) was filed in the United States District Court in the Southern District of New York by a purported stockholder of Sunworks challenging the Merger. The Fourth Complaint names, as defendants, Sunworks and each of the members of the Sunworks Board (collectively, the “Golanoski Defendants”). Similar to Feliciano and Morgan, the plaintiff in the Fourth Complaint alleges that the Proxy Statement omits material information regarding the Merger, rendering it false and misleading, and that the Golanoski Defendants violated the federal securities laws by disseminating the Proxy Statement.

On October 21, 2020, the Fifth Complaint was filed by a purported stockholder of Sunworks regarding the Merger against Sunworks and each of the members of the Sunworks Board. The Fifth Complaint (captioned Dawson v. Sunworks, Inc., et al., Case No. 2:20cv14803 (United States District Court, District of New Jersey)) was filed in the United States District Court in the District of New Jersey by a purported stockholder of Sunworks challenging the Merger. The Fifth Complaint names, as defendants, Sunworks and each of the members of the Sunworks Board (collectively, the “Dawson Defendants”). Similar to Morgan and Golanoski, the plaintiff in the Fifth Complaint alleges that the Proxy Statement omits material information regarding the Merger, rendering it false and misleading, and that the Dawson Defendants violated the federal securities laws by disseminating the Proxy Statement.

On October 22, 2020, the Sixth Complaint was filed by a purported stockholder of Sunworks regarding the Merger against Sunworks, Peck, Merger Sub and each of the members of the Sunworks Board. The Sixth Complaint (captioned Hoang v. Sunworks, Inc., et al., Case No. 2:20cv2106 (United States District Court, Eastern District of California)) was filed in the United States District Court in the Eastern District of California by a purported stockholder of Sunworks challenging the Merger. The Sixth Complaint names, as defendants, Sunworks, Peck, Merger Sub and each of the members of the Sunworks Board (collectively, the “Hoang Defendants”). The Sixth Complaint asserts that the Hoang Defendants breached their fiduciary duties owed by the Hoang Defendants to the public stockholders of Sunworks. The plaintiff alleges that (i) the consideration to be received by the stockholders of Sunworks pursuant to the Merger is inadequate and (ii) the Proxy Statement contained materially incomplete and misleading information regarding the Merger. Similar to Morgan, Golanoski, and Dawson, the plaintiff in the Sixth Complaint alleges that the Proxy Statement omits material information regarding the Merger, rendering it false and misleading, and that the Hoang Defendants violated the federal securities laws by disseminating the Proxy Statement.

On October 23, 2020, the Seventh Complaint was filed by a purported stockholder of Sunworks regarding the Merger against Sunworks and each of the members of the Sunworks Board. The Seventh Complaint (captioned Orlitzky v. Sunworks Inc., et al., Case No. 2:20cv2116 (United States District Court, Eastern District of California)) was filed in the United States District Court in the Eastern District of California by a purported stockholder of Sunworks challenging the Merger. The Seventh Complaint names, as defendants, Sunworks and each of the members of the Sunworks Board (collectively, the “Orlitzky Defendants”). Similar to Morgan, Golanoski, Dawson, and Hoang, the plaintiff in the Seventh Complaint alleges that the Proxy Statement omits material information regarding the Merger, rendering it false and misleading, and that the Orlitzky Defendants violated the federal securities laws by disseminating the Proxy Statement.

On October 23, 2020, the Eighth Complaint was filed by a purported stockholder of Sunworks regarding the Merger against Sunworks and each of the members of the Sunworks Board. The Eighth Complaint (captioned Bruckner v. Sunworks, Inc., et al., Case No. 5:20cv7458 (U.S. District Court, Northern District of California)) was filed in the United States District Court in the Northern District of California by a purported stockholder of Sunworks challenging the Merger. The Eighth Complaint names, as defendants, Sunworks and each of the members of the Sunworks Board (collectively, the “Bruckner Defendants” and together with the Orlitzky Defendants, the Hoang Defendants, the Dawson Defendants, the Golanoski Defendants, the Morgan Defendants, the Feliciano Defendants, and Vieyra Defendants, the “Defendants”). Similar to Morgan, Golanoski, Dawson, Hoang, and Orlitzky, the plaintiff in the Eighth Complaint alleges that the Proxy Statement omits material information regarding the Merger, rendering it false and misleading, and that the Bruckner Defendants violated the federal securities laws by disseminating the Proxy Statement.

Each of the Complaints seeks (i) injunctive relief preventing consummation of the Merger; (ii) damages suffered by the plaintiff; and (iii) an award of plaintiffs’ expenses, including reasonable attorneys’ and experts’ fees. The Defendants believe the claims asserted in the complaint are without merit and intend to vigorously defend themselves.

Additional lawsuits may be filed against Peck, the Merger Sub, Sunworks, and/or the Sunworks directors in connection with the Merger and this Joint Proxy Statement/Prospectus.

12.	The following disclosure is hereby added immediately after the end of the section entitled “Opinion of Sunworks’ Financial Advisor” :

Certain Sunworks Unaudited Prospective Financial Information

Sunworks does not, as a matter of course, make long-term projections as to future performance available to the public. Sunworks avoids making public projections for extended periods given, among other things, the unpredictability of the underlying assumptions and estimates inherent in preparing forecasts.

In connection with the Merger, however, in July 2020, Sunworks’ management used certain non-public and unaudited prospective financial information to prepare certain financial forecasts for the calendar years 2020 through 2025 (the “Sunworks Forecasts”). The Sunworks Forecasts were provided to Sunworks’ financial advisor HCVT for HCVT’s use and reliance for purposes of its financial analysis and fairness opinion. See the section entitled “—Opinion of Sunworks’ Financial Advisor” beginning on page 131 of this Joint Proxy Statement/Prospectus.

The Sunworks Forecasts were prepared by Sunworks’ management treating Sunworks on a stand-alone basis, without giving effect to the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Merger, the potential synergies that may be achieved by the combined company as a result of the Merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. The Sunworks Forecasts were prepared based on information and market factors known to Sunworks’ management at the time prepared and are based on numerous estimates and assumptions with respect to matters such as the impact of COVID-19, competition, industry trends, general business, economic, market and geopolitical conditions, and additional matters specific to Sunworks’ business, all of which are difficult to predict and many of which are beyond Sunworks’ control.

The Sunworks Forecasts summarized below were not prepared with a view toward public disclosure or with a view toward compliance with the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, but, in the view of Sunworks’ management, were prepared on a reasonable basis and in good faith based on the information available at the time of preparation. However, this information is not fact and should not be relied upon as necessarily indicative of actual future results, and readers of this Joint Proxy Statement/Prospectus are cautioned not to place undue, if any, reliance on the Sunworks Forecasts. Sunworks cautions stockholders that future results could be materially different from the Sunworks Forecasts. None of Sunworks or any of its respective advisors or other representatives has made or makes any representation to any person regarding the ultimate performance of Sunworks in the future compared to prospective financial information contained in this Joint Proxy Statement/Prospectus. Such information covers multiple years and, by its nature, becomes less predictive and subject to greater uncertainty with each succeeding year. Furthermore, the Sunworks Forecasts do not take into account any circumstances or events occurring after the date that they were prepared.

This summary of the Sunworks Forecasts is not included in this Joint Proxy Statement/Prospectus to influence your decision whether to vote for the Sunworks Merger Proposal or the Peck Share Issuance Proposal, but rather to give Sunworks stockholders and Peck stockholders access to non-public information that was provided to the Sunworks Board and Sunworks’ financial advisor in connection with the Merger. The inclusion of the Sunworks Forecasts in this Joint Proxy Statement/Prospectus does not constitute an admission or representation by Sunworks or Peck that such information is material.

The Sunworks Forecasts were prepared by, and are the responsibility of, Sunworks management. Sunworks’ independent registered public accounting firm has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Sunworks Forecasts and, accordingly, Sunworks’ independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto.

The Sunworks Forecasts, are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. While presented with numerical specificity, such information is based upon a variety of estimates and assumptions that are inherently uncertain, although considered reasonable by Sunworks’ management as of the date of their preparation. These estimates and assumptions may not be realized for many reasons, including general economic conditions, competition, and the risks discussed in this Joint Proxy Statement/Prospectus under the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 22 of this Joint Proxy Statement/Prospectus and “Risk Factors” beginning on page 24 of this Joint Proxy Statement/Prospectus. See also “Where You Can Find More Information” beginning on page 204 of this Joint Proxy Statement/Prospectus. Given the impact of COVID-19, historical and ongoing changes in the solar energy industry, rapid changes in technology and competition and changes in the laws and regulations applicable to Sunworks’ business, among other things, the further into the future that forecasted numbers extend, the more difficult it is for Sunworks to forecast future performance, and the more uncertain and speculative the forecasted results of operations become. The Sunworks Forecasts also reflect assumptions as to certain business decisions that are subject to change. Since the Sunworks Forecasts reflect financial information for Sunworks on a stand-alone basis without giving effect to the Merger, they do not reflect any synergies that may be realized as a result of the Merger or any changes to the combined company’s operations or strategy that may be implemented after completion of the Merger. There can be no assurance that the Sunworks Forecasts will be realized, and actual results may differ materially from those shown.

NONE OF SUNWORKS, PECK, THE COMBINED COMPANY OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES UNDERTAKES ANY OBLIGATION TO UPDATE, OR OTHERWISE REVISE OR RECONCILE, THE SUNWORKS FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THE SUNWORKS FORECASTS WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE SUNWORKS FORECASTS ARE SHOWN TO BE NO LONGER APPROPRIATE. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, SUNWORKS DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE SUNWORKS FORECASTS EVEN IN THE EVENT THAT ANY OR ALL ASSUMPTIONS ARE SHOWN TO BE NO LONGER APPROPRIATE.

The Sunworks Forecasts contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and adjusted earnings before interest and taxes (“Adjusted EBIT”), that Sunworks believes are helpful in understanding its financial performance and future results. Sunworks management regularly uses a variety of financial measures that are not in accordance with GAAP to help it evaluate its business, measure performance, identify trends affecting its business, establish budgets, measure the effectiveness of investments in its technology and development and sales and marketing, and assess its operational efficiencies. The non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, comparable GAAP measures. While Sunworks believes that these non-GAAP financial measures provide meaningful information to help investors understand its operating results and to analyze Sunworks’ financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of Sunworks’ competitors and may not be directly comparable to similarly titled measures of Sunworks’ competitors given potential differences in the exact method of calculation.

Financial measures included in forecasts (including the Sunworks Forecasts) provided to a board of directors or financial advisor in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore the Sunworks Forecasts are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Sunworks Board or HCVT in connection with the Merger. Accordingly, no reconciliation of the financial measures included in the Sunworks Forecasts is provided in this Joint Proxy Statement/Prospectus.

The following table summarizes the Sunworks Forecasts for the calendar years 2020 through 2025 for Sunworks on a standalone basis. Sunworks previously prepared forecasts covering calendar years 2020 through 2025 on two occasions for the purpose of determining whether a goodwill impairment was necessary. HCVT received those additional forecasts, but did not use or rely upon them for its analysis because those forecasts had not been updated to capture the increasing impact of Covid-19. The following forecast is the only forecast used or relied upon by HCVT for its analysis.

(in USD ‘000)	2020	2021	2022	2023	2024	2025

Revenue (Net)	$50,639	$66,755	$70,093	$74,000	$79,000	$82,950
Revenue Growth %		31.8%	5.0%	5.6%	6.8%	5.0%
Less: Cost of sales	43,055	54,811	56,074	59,200	63,200	66,360
Gross profit	$7,584	$11,944	$14,019	$14,800	$15,800	$16,590
Gross margin (%)	15.0%	17.9%	20.0%	20.0%	20.0%	20.0%
Less: Selling, General & Administrative	11,120	10,676	11,930	12,553	13,206	13,891
Less: Impairment	4,000	—	—	—	—	—
Total Operating expenses	15,120	10,676	11,930	12,553	13,206	13,891
Add: Adjustment (Goodwill Impairment)	4,000	—	—	—	—	—
Adjusted EBITDA	($3,536)	$1,268	$2,089	$2,248	$2,594	$2,699
EBITDA Margin (%)	-7.0%	1.9%	3.0%	3.0%	3.3%	3.3%
Adjusted EBIT	($3,746)	$1,061	$2,007	$2,179	$2,531	$2,642
EBIT Margin (%)	-7.4%	1.6%	2.9%	2.9%	3.2%	3.2%

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements based upon or relating to Peck’s and Sunworks’ expectations or predictions of future financial or business performance or conditions. Forward-looking statements generally relate to future events or future financial or operating performance. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “will be,” “will likely result” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements may include, but are not limited to, statements concerning the expected benefits of the transaction; synergies and opportunities resulting from the transaction; the course and outcome of litigation and investigations and the ability of Peck and Sunworks to consummate the transactions contemplated by the definitive transaction agreement in a timely manner or at all. These statements are not guarantees of future performance; they reflect Peck’s and Sunworks’ current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive transaction agreement or the failure to satisfy the closing conditions; the possibility that the consummation of the proposed transactions is delayed or does not occur, including the failure of the parties’ stockholders to approve the proposed transactions; the outcome of any legal proceedings that have been or may be instituted against the parties or others following announcement of the transactions contemplated by the definitive transaction agreement; challenges, disruptions and costs of closing, integrating and achieving anticipated synergies, or that such synergies will take longer to realize than expected; risks that the Merger and other transactions contemplated by the definitive transaction agreement disrupt current plans and operations that may harm the parties’ businesses; the amount of any costs, fees, expenses, impairments and charges related to the Merger; uncertainty as to the effects of the announcement or pendency of the Merger on the market price of the parties’ respective common stock and/or on their respective financial performance; uncertainty as to the long-term value of Peck’s and Sunworks’ common stock; the ability of Peck and Sunworks to raise capital from third parties to grow their business; any rise in interest rates which would increase the cost of capital; the ability to meet covenants in investment funds and debt facilities; the potential inaccuracy of the assumptions employed in calculating operating metrics; the failure of the energy industry to develop to the size or at the rate Peck and Sunworks expect; and the inability of Peck and Sunworks to finance their solar service offerings to customers on an economically viable basis. These risks and uncertainties may be amplified by the ongoing COVID-19 pandemic, which has caused significant economic uncertainty and negative impacts on capital and credit markets. The extent to which the COVID-19 pandemic impacts Peck’s and Sunworks’ businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, many of which are unpredictable, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the pandemic or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.

Any financial projections in this filing are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Sunworks’ control. While all projections are necessarily speculative, Sunworks believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this filing should not be regarded as an indication that Sunworks or its representatives, considered or consider the projections to be a reliable prediction of future events.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Registration Statement and Peck’s and Sunworks’ most recent reports on Form 10-K, Form 10-Q, Form 8-K and other documents on file with the SEC. These forward-looking statements represent estimates and assumptions only as of the date made. Unless required by federal securities laws, Peck and Sunworks assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this document with the understanding that Peck’s and Sunworks’ actual future results may be materially different from what Peck and Sunworks expect. Peck and Sunworks qualify all of their forward-looking statements by these cautionary statements.

Additional Information and Where to Find It

In connection with the Merger, Peck filed with the SEC the Registration Statement, which included the Joint Proxy Statement of Peck and Sunworks. The SEC declared the Registration Statement effective on October 15, 2020, and the Joint Proxy Statement/Prospectus was first mailed to stockholders of Peck and Sunworks on or about October 15, 2020. Each of Peck and Sunworks may file other documents regarding the Merger with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SECURITY HOLDERS OF PECK AND SUNWORKS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER FILED WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain copies of the Registration Statement, Joint Proxy Statement/Prospectus and other documents filed by Peck and Sunworks with the SEC, without charge, through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Peck will also be made available free of charge on Peck’s website at http://www.peckcompany.com. Copies of documents filed with the SEC by Sunworks will also be made available free of charge on Sunworks’ website at http://www.sunworksusa.com.

Participants in the Solicitation

Peck and Sunworks and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Peck common stock and Sunworks common stock in respect of the proposed transaction. Information about Peck’s directors and executive officers is set forth in the Joint Proxy Statement and Peck’s Form 10-K for the year ended December 31, 2019, which was filed with the SEC on April 14, 2020. Information about Sunworks’ directors and executive officers is set forth in the proxy statement for Sunworks’ 2020 Annual Meeting of Stockholders, which was filed with the SEC on July 8, 2020. Stockholders may obtain additional information regarding the interests of such participants by reading the Registration Statement and the Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC regarding the Merger. Investors should read the Registration Statement and the Joint Proxy Statement/Prospectus carefully before making any voting or investment decisions.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWORKS, INC.

Date: October 30, 2020	By:	/s/ Charles F. Cargile
	Name:	Charles F. Cargile
	Title:	Chairman of the Board